Exhibit 99.2

root9B Holdings Partners with The Chertoff Group

Retains Chertoff Capital to Raise Growth Capital

General Michael Hayden Joins root9B Advisory Board

Colorado Springs, CO – May 25, 2017 - root9B Holdings, Inc. (Nasdaq: RTNB) ("RTNB") and The Chertoff Group have formed a multi-faceted strategic partnership to accelerate root9B's growth in cybersecurity, the companies announced today. The partnership includes the addition of General Michael Hayden to root9B's Advisory Board and the initiation of a process to raise growth capital, led by investment banking firm Chertoff Capital, a subsidiary of The Chertoff Group.

root9B Holdings is a leading provider of Cybersecurity Services. Its wholly-owned subsidiary, root9B is recognized as a leader and pioneer in the Manned Information Security and Adversary Pursuit Operations HUNT market and was recently named the #1 company on the Cybersecurity 500 for the fifth consecutive quarter.

Founded in 2009 by former U.S. Department of Homeland Security Secretary Michael Chertoff, The Chertoff Group is a premier global security advisory firm that provides risk management, business strategy, and merchant banking advisory services. Before heading up the Department of Homeland Security, Mr. Chertoff served as a federal judge on the U.S. Court of Appeals for the Third Circuit. Earlier, during more than a decade as a federal prosecutor, he investigated and prosecuted cases of political corruption, organized crime, and corporate fraud and terrorism, including the investigation of the 9/11 terrorist attacks.

root9B is led by Chief Executive Officer Eric Hipkins, Chief Operating Officer John Harbaugh and Chief Technology Officer Michael Morris. Mr. Hipkins is an accomplished Cyber, Intelligence and Cryptology professional with more than 25 years of specialty experience in advanced cyber and technical intelligence operations. He is a military veteran with an extensive background across the Department of Defense, Intelligence and Commercial community and is a member of the newly formed Homeland Security Advisory Council's Cybersecurity subcommittee. Mr. Harbaugh is a U.S. military veteran and former Senior Executive in the federal government. He is a DoD certified Master-level technician with expert skills in cyber defense and network security operation. Mr. Morris is also a U.S. military veteran, specializing in intelligence operations in the areas of advanced Offensive and Defensive Cyber operations, tactics, tool development and advanced training curriculum.

"Michael Chertoff's experience in Homeland Security, coupled with the impressive team he has put together, makes this a natural partnership with the cyber experts we have assembled at root9B," said Mr. Hipkins, who is also Chief Executive Officer of root9B Holdings. "In addition, General Hayden's long history in intelligence and as a mentor to and leader of many members of our team in their national defense and security careers makes his appointment to our advisory board a natural fit."

General Michael Hayden is a retired four-star general who served as director of the Central Intelligence Agency (2006-2009) and the National Security Agency (1999-2005). As head of the country's premier intelligence agencies, he was on the frontline of global change, the war on terrorism and the growing cyber challenge. In addition to leading the CIA and NSA, General Hayden was the country's first principal deputy director of national intelligence and the highest-ranking military intelligence officer in the country. General Hayden is currently a principal at The Chertoff Group and a distinguished visiting professor at the George Mason University Schar School of Policy and Government.

"The team at root9B, starting with Eric Hipkins, John Harbaugh and Mike Morris, is unparalleled in the industry," said General Hayden. "Today's cyber warfare needs a unique solution which the team at root9B is uniquely qualified to offer. I look forward to being a part of this team moving forward."

root9B Holdings also announced plans to pursue growth capital to accelerate its strategic plan.

"With the progress on the sale of our non-core assets, root9B Holdings is better positioned as a pure-play provider of leading cybersecurity solutions," said Mr. Hipkins. "Raising additional funds will provide the working capital needed to enable us to take full advantage of our large and growing pipeline. As the organization that first introduced proactive HUNT operations to the commercial community, we are very pleased with the response and traction we continue to gain. Growth capital will enable us to continue delivering our innovative solutions to a customer base that is hungry for a differentiated solution."

This press release shall not constitute an offer to sell or the solicitation of an offer to buy root9B securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About root9B

Ranked as the #1 Cybersecurity company for 2016 by Cybersecurity Ventures, root9B stands in defiance of the unwanted human presence within our clients' networks by attacking the root of the problem—the adversary's ability to gain entry and remain undetected. root9B's application of advanced technology developed through cutting-edge R&D and engineering and refined through relevant, hands-on training is revolutionary. root9B combines next generation technology, tactics development, specialty tools, and deep mission experience. root9B personnel leverage their extensive backgrounds in the U.S. Intelligence Community to conduct advanced vulnerability analysis, penetration testing, digital forensics, incident response, Industrial Control System (ICS) security, and HUNT (Active Adversary Pursuit) engagements on networks worldwide. For more information, visit www.root9B.com.

About root9B Holdings, Inc.

root9B Holdings is a leading provider of Cybersecurity and Regulatory Risk Mitigation Services. Through its wholly owned subsidiaries root9B, Business Advisory Services and IPSA International Services, Inc., the Company delivers results that improve productivity, mitigate risk and maximize profits. Its clients range in size from Fortune 100 companies to mid-sized and owner-managed businesses across a broad range of industries including local, state and government agencies. For more information, visit www.root9bholdings.com.

About Chertoff Group, LLC

The Chertoff Group is a premier global advisory firm focused on security and risk management. The Chertoff Group helps clients grow and secure their enterprise through risk management, business strategy, and merchant banking advisory services. The Chertoff Group, and its investment banking subsidiary Chertoff Capital, have advised on multiple M&A transactions totaling nearly $7 billion in deal value. Headquartered in Washington D.C., the Firm maintains offices in Menlo Park and New York. For more information about The Chertoff Group, visit www.chertoffgroup.com.

Forward Looking Statements

Certain statements contained in this press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are based upon the Company's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Certain risks and uncertainties facing the Company are described more fully in the Company's periodic reports filed with the SEC available at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investors:

The Equity Group Inc.
Devin Sullivan
dsullivan@equityny.com
212-836-9608

Media Contact:

Zito Partners
Andrew Hoffman
andrew@zitopartners.com
908-546-7447